Exhibit 21.1
Subsidiaries of Riata Energy, Inc.
Lariat Services, Inc., a Texas Corporation
ROC Gas Company, a Texas Corporation
Alsate Management and Investment Company, a Texas Corporation
Riata Drilling Company, Inc., a Texas Corporation
Integra Energy, LLC, a Texas Limited Liability Company
Sagebrush Pipeline, LLC, a Colorado Limited Liability Company
PetroSource Energy Company, L.P., a Texas Limited Partnership
PSE Management, LLC, a Texas Limited Liability Company
PSCO2, L.P., a Texas Limited Partnership
PetroSource Production Company, L.P., a Texas Limited Partnership
PetroSource Energy Management, LLC, a Texas Limited Liability Company
TransPecos Logging, LLC, a Texas Limited Liability Company
Riata Piceance, LLC, a Colorado Limited Liability Company
Chaparral Supply, LLC, a Texas Limited Liability Company
Midcontintent Resources, LLC, a Texas Limited Liability Company
Lariat Compression Company, a Texas Corporation
Symbol Energy, Inc., a Texas Corporation
Sierra Madera CO2 Pipeline, Ltd., a Texas Limited Patnership
Sierra Madera Management, LLC, a Texas Limited Liability Company
Stockton Plaza, LP, a Texas Limited Partnership
Stockton Plaza Management, LLC, a Texas Limited Liability Company